EXHIBIT 23(a)



                   Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Farrel Corporation 1997 Employees' Stock Purchase Plan of our reports dated February 10, 1997, with respect to the consolidated financial statements and schedule of Farrel Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                     /s/ Ernst & Young LLP
Stamford, Connecticut
June 30, 1997